Exhibit 10.4

Execution Version

WAIVER AND SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS WAIVER AND SEVENTH AMENDMENT TO CREDIT AGREEMENT (hereinafter called this “Amendment”) is entered into as of May 18, 2015, by and among MIDSTATES PETROLEUM COMPANY, INC., a Delaware corporation (the “Parent”), MIDSTATES PETROLEUM COMPANY LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto, and SUNTRUST BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), as an Issuing Lender and as Swing Line Lender.

WITNESSETH:

WHEREAS, Parent, Borrower, Administrative Agent, the Issuing Lender, the Swing Line Lender and the lenders party thereto (the “Lenders”) are parties to that certain Second Amended and Restated Credit Agreement dated as of June 8, 2012 (as amended, restated, modified or supplemented from time to time prior to the date hereof, the “Credit Agreement”), whereby the Lenders have agreed to make certain loans to Borrower upon the terms and conditions set forth therein;

WHEREAS, Borrower has asked Administrative Agent, Issuing Lender and the Lenders to amend the Credit Agreement as described herein;

WHEREAS, Borrower has entered into a certain acreage trade letter agreement dated as of April 22, 2015 (the “Acreage Trade Agreement”), with Chesapeake Exploration, LLC and Tiptop Oil & Gas US LLC (collectively, the “Acreage Trade Parties”), pursuant to which Borrower and the Acreage Trade Parties will exchange certain leasehold rights in Woods and Alfalfa Counties, Oklahoma (the “Acreage Trade Properties”);

WHEREAS, Section 8.02(i) of the Credit Agreement permits (among other things) exchanges of interests in any of the Oil and Gas Properties of Borrower that were not included in the most recent Reserve Report (or, if included, were not proved Oil and Gas reserves) or were otherwise not included in the determination of the then-current Borrowing Base (or, if included, were not given any value in the determination of Borrowing Base in effect at the time of such exchange);

WHEREAS, inasmuch as both the Acreage Trade Properties of Borrower and the Acreage Trade Properties of the Acreage Trade Parties have some Proved Reserves attributable thereto, Borrower has requested a waiver of Section 8.02 insofar, and only insofar, as necessary to permit the consummation of the exchange of the Acreage Trade Properties in accordance with the Acreage Trade Agreement; and

WHEREAS, Administrative Agent, Issuing Lender and the Lenders are willing to amend the Credit Agreement as requested by Parent and Borrower and to grant such waiver, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

Section 1.                                           Terms Defined in Credit Agreement; Rules of Construction.  As used in this Amendment, except as may otherwise be provided herein, all capitalized terms that are defined in the Credit Agreement (as amended hereby) shall have the same meaning herein as therein defined, all of such terms and their definitions being incorporated herein by reference.  Unless otherwise provided in this Amendment, the rules of construction set forth in Sections 1.02 and 1.03 of the Credit Agreement shall be incorporated herein as if specifically provided for herein, mutatis mutandis.

Section 2.                                           Amendments to Credit Agreement.  Subject to the occurrence of the Seventh Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)                                 Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:

“Excluded Accounts” means depository and securities accounts (i) that are used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (ii) that are used for the sole purpose of paying Taxes, including sales taxes, (iii) that are used solely as escrow accounts or as fiduciary or trust accounts for the benefit of Persons other than Parent or its Subsidiaries or (iv) that, individually or in the aggregate, have an average daily balance for any fiscal month of less than $2,000,000; provided that in no event shall any of the principal operating or collection accounts (including any accounts into which any purchaser remits the proceeds for the sale of Hydrocarbons) of Parent, Borrower or any Subsidiary constitute an Excluded Account.

“Seventh Amendment” means that certain Waiver and Seventh Amendment to Credit Agreement, dated as of May 18, 2015, among Parent, Borrower, the Lenders party thereto, Administrative Agent, the Issuing Lender and the Swing Line Lender.

“Seventh Amendment Effective Date” means the date on which the Seventh Amendment became effective in accordance with its terms.

(b)                                 The definition of “Required Collateral Percentage” in Section 1.01 of the Credit Agreement is hereby amended by inserting immediately after the reference to “90%” the words “or such greater amount as may be required by the documentation governing any Indebtedness of Borrower or Parent permitted under Section 8.05(j).”

(c)                                  Section 5.02 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (b) thereof, redesignating the existing clause (c) thereof as clause (d) and inserting the following new clause (c) therein:

“(c)                            If any junior Lien Indebtedness has been incurred under Section 8.05(j), then after giving effect to the advance of the requested Loans or the issuance of the requested Letter of Credit (as applicable), the aggregate amount of all outstanding Loans and LC Obligations shall not exceed the amount of any “Priority Lien Cap” (or similar term or concept) as defined in the intercreditor agreement executed in connecting with such junior Lien Indebtedness.”

(d)                                 Section 7.02 of the Credit Agreement is hereby amended by removing the word “and” at the end of clause (f) thereof, by replacing the period at the end of clause (g) thereof with a semicolon followed by the word “and” and by adding a new clause (h) thereto as follows:

“(h)                           to the extent that the documentation governing any Indebtedness of Borrower or Parent permitted under Section 8.05(j) limits the amount of secured Indebtedness of Borrower or Parent that includes the Obligations on the basis of a percentage of Borrower’s or Parent’s total assets, consolidated total assets, consolidated net assets or any similar metric, Parent shall provide a certificate of a Responsible Officer to the Administrative Agent containing a reasonably detailed copy of the determination and/or calculation of such limitation on each date that it is required to determine such metric for the purpose of calculating such limitation on the incurrence of such Indebtedness under such documentation or on any other date that a Reserve Report is delivered to the Administrative Agent pursuant to Section 7.02(c) and certifying that, as of such date, Parent and Borrower have not granted Liens to secure such Indebtedness in excess of the amount permitted under such documentation.”

(e)                                  Section 7.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.15                  Accounts.  By not later than 45 days after the Seventh Amendment Effective Date, the Loan Parties shall maintain all of their respective operating and other depository and securities accounts (other than Excluded Accounts) with banks or securities intermediaries that are either (a) the Administrative Agent or (b) if subject to the Administrative Agent’s control pursuant to an account control agreement (which shall provide for activation of exclusive control only upon an Event of Default), (i) a Lender or an Affiliate of the Administrative Agent or a Lender or (ii) any other financial institution; provided that the Administrative Agent may extend the 45 day deadline in its reasonable discretion.”

(f)                                   Section 8.01(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i)                               Liens securing Indebtedness under Section 8.05(j); provided that (i) any such Indebtedness constituting Permitted Refinancing Debt is not secured by any additional or different property not securing the Refinanced Debt, (ii) such Liens do not attach to any property or assets other than the Collateral and

(iii) such Liens are subject to a customary intercreditor agreement based on substantially the same terms as provided in the draft dated as of May 17, 2015 of the Description of Notes for such Indebtedness, with such changes as the Administrative Agent shall reasonably approve in its sole discretion;”

(g)                                  Section 8.05(j) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(j)                              Indebtedness that is secured by a Lien that is subordinated to the Lien securing the Obligations in an aggregate principal outstanding amount (excluding any interest paid by increasing the principal amount thereof or by issuances of additional notes in an amount not to exceed $12,000,000 in the aggregate per calendar year (such interest, “Excluded PIK Interest”)) not to exceed $1,200,000,000 at any time (including any Permitted Refinancing Debt in respect thereof), so long as:

(i)                                     such Indebtedness is subject to a customary intercreditor agreement based on substantially the same terms as provided in the draft dated as of May 17, 2015 of the Description of Notes for such Indebtedness, with such changes as the Administrative Agent shall reasonably approve in its sole discretion;

(ii)                                  no Default then exists or would result from the incurrence of such Indebtedness and Parent would be in compliance with Section 9.01 on a pro forma basis after giving effect to the incurrence of such Indebtedness;

(iii)                               such Indebtedness shall not have a maturity date (or any scheduled amortization payments) prior to the date that is one year after the Stated Maturity Date;

(iv)                              upon the incurrence of such Indebtedness (other than any Permitted Refinancing Debt in respect thereof and Excluded PIK Interest), the Conforming Borrowing Base is automatically reduced by an amount equal to (1) solely in connection with the initial incurrence of such Indebtedness, (A) $225,000,000 plus (B) 50% of the face value (without giving effect to any original issue discount) of any such Indebtedness in excess of $625,000,000 minus (C) the lesser of (x) 32.5% of the face value of any Senior Notes exchanged for such Indebtedness being incurred pursuant to this Section 8.05(j) (so long as such exchanged Senior Notes are permanently retired and extinguished in connection with such exchange) and (y) the amount determined in clause (B) above and (2) without duplication of any reduction or credit contemplated in clause (1) above, solely in connection with each subsequent incurrence of such Indebtedness pursuant to this Section 8.05(j) (other than any Permitted Refinancing Debt in respect thereof and Excluded PIK Interest), (Y) 50% of the face value (without giving effect to any original issue discount) of any such Indebtedness in excess of the sum of (i) $625,000,000 and (ii) the aggregate amount of any previously issued Indebtedness pursuant to this Section 8.05(j) (other than any Permitted Refinancing Debt in respect thereof and Excluded PIK Interest) (calculated at the time of each incurrence) in excess of $625,000,000 minus (Z) the lesser of (x) 32.5% of the face value of any Senior Notes exchanged for such Indebtedness being incurred pursuant to clause (iv)(2) of this Section 8.05(j) (calculated at the time of each incurrence) (so long as such exchanged Senior Notes are permanently retired and extinguished in connection with such exchange) and (y) the amount determined in clause (Y) above;

(v)                                 the net cash proceeds from the incurrence of such Indebtedness (other than any Permitted Refinancing Debt in respect thereof and Excluded PIK Interest) are applied in immediately available funds on the date of incurrence of such Indebtedness to eliminate in full any Conforming Borrowing Base deficiency that results from the Conforming Borrowing Base being reduced due to the incurrence of such Indebtedness; and

(vi)                              the documentation governing any such Indebtedness (A) includes terms (excluding pricing, fees, rate floors, optional prepayment or redemption terms) that are not materially more onerous, taken as a whole, (as reasonably determined in good faith by Borrower and confirmed in a certificate of a Responsible Officer of Borrower delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may agree in its reasonable discretion) prior to the incurrence or issuance of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) on Borrower, Parent or Subsidiaries than the terms of this Agreement (other than terms that do not spring into effect until after the Stated Maturity Date) and (B) includes no financial maintenance covenants (other than financial maintenance covenants that do not spring into effect until after the Stated Maturity Date).

(h)                                 Section 8.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“8.11                  Prepayment or Redemption of Other Indebtedness.  Borrower shall not, nor will it permit any of its Subsidiaries to, optionally(1) prepay, redeem, repurchase or defease all or any portion of any Capital Debt or Indebtedness permitted under Section 8.05(j) or (k), except that Borrower may:

(a)                                 prepay any such Indebtedness:

(i)                                     using proceeds of the Available Amount or any offering of Equity Interests of Parent;

(ii)                                  with the proceeds of Permitted Refinancing Debt incurred to refinance such Indebtedness;

(iii)                               by converting such Indebtedness into Equity Interests of Parent; and

(iv)                              if, after giving pro forma effect to such prepayment, redemption, repurchase or defeasance and any concurrent incurrence of Indebtedness with respect thereto, Parent’s ratio of Indebtedness to EBITDA does not exceed 4.00 to 1.00, no Default or Event of Default exists or would result, and the Available Commitment exceeds the greater of $15,000,000 and ten percent (10%) of the then effective Conforming Borrowing Base Termination Date; and

(b)                                 redeem, retire and extinguish its Senior Notes in exchange for Indebtedness permitted under Section 8.05(j) so long as no cash repayment of the principal amount of any such Indebtedness is made in connection with such exchange.”

(i)                                     Section 8.16 of the Credit Agreement is hereby amended by adding the following language following the reference in clause (d) thereof following the phrase “the Senior Notes”: “, any Indebtedness permitted under Section 8.05(j)”.

(j)                                    Section I of Appendix II to the Credit Agreement is hereby amended by (a) amending and restating the definition of “Current Liabilities” as follows and (b) adding the following definition of “Total Senior Indebtedness” in the appropriate alphabetical order:

“Current Liabilities” means, at any time, the consolidated current liabilities of Parent calculated in accordance with GAAP at such time, less current maturities of any long-term Indebtedness, including Loans hereunder, less any non-cash losses or charges on any Derivative Contract resulting from the requirements of FASB ASC 815 at such time, and less the current portion of deferred Taxes based on income, profits or capital and any capital and operating lease obligations to the extent included in the calculation of consolidated current liabilities of Parent; provided that, for the avoidance of doubt, the amounts of any liabilities to be paid as PIK payments shall be excluded from Current Liabilities.

“Total Senior Indebtedness” means, as of any date of determination, the aggregate principal amount of Loans then outstanding plus the aggregate amount of all unreimbursed disbursements on any Letter of Credit (unless cash collateralized or backstopped on terms reasonably acceptable to the Issuing Lender).

(k)                                 Section II.B of Appendix II to the Credit Agreement is hereby amended and restated in its entirety as follows:

“B.                              Leverage Ratio.  As of the last day of any fiscal quarter (x) prior to the first date on which Borrower shall incur any Indebtedness permitted under Section 8.05(j), Borrower’s ratio of Total Net Indebtedness to EBITDA for the trailing four fiscal quarter period ending on the last day of such fiscal quarter shall not exceed (i) 4.75:1.0, for the fiscal quarter ending December 31, 2014, (ii) 4.50:1.0, for the fiscal quarters ending March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015, and (iii) 4.00:1.0, for the fiscal quarter ending March 31, 2016 and each fiscal quarter thereafter, and (y) on or after the first date on which Borrower shall incur any Indebtedness permitted under Section 8.05(j), Borrower’s ratio of Total Senior Indebtedness to EBITDA for the trailing four fiscal quarter period ending on the last day of such fiscal quarter shall not exceed 1.00:1.0.”

Section 3.                                           Waiver of Section 8.02.  Section 8.02 of the Credit Agreement, which restricts the ability of the Parent, Borrower or any Subsidiary from selling, assigning, farming-out, conveying or otherwise transferring any Oil and Gas Property included in the most recently delivered Reserve Report (or any other asset constituting Collateral) unless otherwise permitted in accordance with Section 8.02 of the Credit Agreement, is hereby waived insofar, and only insofar, as necessary to permit Borrower to consummate the exchange of the Acreage Trade Properties in accordance with the Acreage Trade Agreement.

Section 4.                                           Conditions of Seventh Amendment Effective Date.  This Amendment will become effective on the date on which each of the following conditions precedent are satisfied or are waived by Administrative Agent and the Majority Lenders in their sole discretion (the “Seventh Amendment Effective Date”):

(a)                                 Borrower, Parent and Lenders comprising at least the Majority Lenders shall have delivered to Administrative Agent duly executed counterparts of this Amendment;

(b)                                 the Administrative Agent shall have received a schedule in reasonable detail of all bank accounts and securities accounts (including all deposit account, operating accounts and other accounts used for Cash Management Services) of Parent, Borrower or any Subsidiary on and as of the Seventh Amendment Effective Date;

(c)                                  the Administrative Agent, Borrower and Parent shall have entered into an amendment to and ratification of the Pledge and Security Agreement dated as of June 8, 2012, pursuant to which the definition of “Collateral” therein shall be amended to include (or confirm the inclusion of) deposit accounts and securities accounts of Borrower and Parent (and any other Debtor that becomes a party thereto), to require control agreements in respect of such deposit accounts and securities accounts and to permit any Indebtedness permitted under Section 8.05(j) of the Credit Agreement (as amended hereby) to be secured by the “Collateral” covered thereby, and otherwise in form and substance satisfactory to the Administrative Agent, and by their execution and delivery of this Amendment the Lenders party hereto hereby request that the Administrative Agent enter into such amendment;

(d)                                 Borrower shall have made payment of all fees and expenses then due and payable under the Credit Agreement, including any fees and expenses then due and payable in connection with this Amendment pursuant to Section 12.04(a) of the Credit Agreement, in the case of expenses to the extent invoiced at least three business days prior to the Seventh Amendment Effective Date (except as otherwise reasonably agreed by Borrower)

(e)                                  Borrower shall have delivered to the Administrative Agent a true and correct copy of the Acreage Trade Agreement, and any amendments thereto as of the Seventh Amendment Effective Date; and

(f)                                   Borrower and Parent shall have acknowledged and confirmed to Administrative Agent and the Lenders, and by its execution and delivery of this Amendment each of Borrower and Parent does hereby acknowledge and confirm to Administrative Agent and the Lenders, that, after giving effect to this Amendment (i) the representations and warranties in Article VI of the Credit Agreement shall be true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), on and as of the Seventh Amendment Effective Date with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date in which case they shall be true and correct as of such earlier date in all material respects, except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date), and (ii) no Default or Event of Default shall have occurred and be continuing.

Section 5.                                           Consent Fees.  Borrower agrees to pay to Administrative Agent on the Seventh Amendment Effective Date for the account of each Lender that has returned an executed counterpart signature page to this Amendment (whether by physical delivery or electronic transmission) to Administrative Agent by or before 5:00 pm Central Time on May 15, 2015 (each, an “Approving Lender”), a one-time consent fee in an amount of thirty-five (35) basis points times the amount of such Lender’s Commitment as in effect immediately prior to giving effect to this Amendment.

Section 6.                                           Representations and Warranties.  On the Seventh Amendment Effective Date, each of Parent and Borrower represents and warrants to Administrative Agent and each of the Lenders that:

(a)                                 Each Loan Party: (i) is validly existing and (ii) has the power and authority to execute, deliver, and perform its obligations under this Amendment and each other Loan Document to which it is a party except where such failure does not constitute a Default and could not reasonably be expected to have a Material Adverse Effect.

(b)                                 The execution, delivery and performance by each of Parent and Borrower of this Amendment and each other Loan Document to which it is a party has been duly authorized by all necessary limited liability company or corporate action of Parent or Borrower, as applicable, and does not and will not contravene the terms of any of such Person’s Organization Documents.

(c)                                  This Amendment and each other Loan Document to which each Loan Party is a party constitutes the legal, valid and binding obligations of such Person to the extent it is a party thereto, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(d)                                 Parent and Borrower hereby confirm and acknowledge that, as of the date hereof, (i) Borrower is truly and justly indebted to the Lenders, without defense, counterclaim or offset of any kind, (ii) Borrower is liable to the Lenders in respect of Loans made under the Credit Agreement in the aggregate principal amount of $468,150,000, together with all accrued interest, fees and other Obligations, (iii) Letters of Credit remain outstanding in an aggregate stated amount of $2,039,216 for which Borrower has a reimbursement obligations with respect to any drawing (iii) Parent is contingently liable to the Lenders in respect of such amounts and (iv) after giving effect to this Amendment, the terms of the Security Documents secure, and will continue to secure, all Obligations.

Section 7.                                           Authorization to Release Liens on Acreage Trade Properties.  Each of the Lenders party hereto hereby authorizes the Administrative Agent to execute and deliver to the Borrower (or its designee) concurrently with the consummation of the exchange of the Acreage Trade Properties, instruments or other agreements terminating and releasing the Security Documents covering the Acreage Trade Properties owned by Borrower, Parent or their respective Subsidiaries’ and any personal property directly related thereto disposed of thereby.

Section 8.                                           Covenant to Execute Security Documents.  Borrower covenants and agrees to execute and deliver (in sufficient counterparts for the prompt recordation thereof) of additional Security Documents covering the Acreage Trade Properties acquired by Borrower pursuant to the Acreage Trade Agreement not later than ten (10) days (or such later date as the Administrative Agent may reasonably agree to in its sole discretion) following the consummation of the exchange contemplated therein.

Section 9.                                           Reference to and Effect on the Credit Agreement.

(a)                                 Upon the Seventh Amendment Effective Date and thereafter, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

(b)                                 Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

Section 10.                                    Extent of Amendments.  Except as specifically set forth in this Amendment, the Credit Agreement and the other Loan Documents are not amended, waived, modified or affected hereby.  Each of Parent and Borrower hereby ratifies and confirms that (i) except as specifically set forth in this Amendment, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, (iii) the Collateral is unimpaired by this Amendment, and (iv) except as specifically set forth in this Amendment, each of Administrative Agent, each

Issuing Lender and each Lender shall have and retain unimpaired any and all rights that it may now or hereafter have under or in connection with the Credit Agreement (as modified hereby) or any other Loan Document (including its right to insist on strict compliance with the Credit Agreement (as modified hereby) or other Loan Document).

Section 11.                                    Release.  In consideration of the waivers and amendments set forth in this Amendment, each of Borrower and Parent, on behalf of themselves and their respective subsidiaries, as well as their respective heirs, predecessors in interest, successors and assigns (each individually, a “Releasing Party” and collectively, the “Releasing Parties”) hereby irrevocably releases, acquits, forever discharges, and covenants not to sue, Administrative Agent, each Issuing Lender, Swing Line Lender and each Lender, along with all of their Affiliates, officers, directors, agents, employees, and attorneys-in-fact, as well as their respective heirs, predecessors in interest, successors and assigns (each individually, a “Released Party” and collectively, the “Released Parties”) from any and all claims, demands, debts, liabilities, contracts, agreements, obligations, accounts, defenses, investigations, proceedings, suits, offsets against the indebtedness evidenced by the Loan Documents, actions, causes of action or claims for damages or relief of whatever kind or nature, whether equitable or monetary, whether known or unknown, suspected or unsuspected by Borrower or Parent, which Borrower, Parent, any Guarantor or any Subsidiary of any of them, ever had or now has, may have or that may hereafter accrue against any Released Party, in each case, for or by reason of any matter, cause or thing whatsoever arising or occurring on or prior to the date of this Amendment in any way relating to, in whole or in part, directly or indirectly (a) the Credit Agreement, any Note, any Security Document, any other Loan Document or the transactions evidenced thereby, including, without limitation, any disbursements under the Credit Agreement, any Notes, the negotiation of any of the Credit Agreement, the Notes, the Mortgages or the other Loan Documents, the terms thereof, or the approval, administration or servicing thereof, or (b) any notice of default, event of default in reference to any Loan Document or any other matter pertaining to the collection or enforcement by any Released Party of the indebtedness evidenced by any Loan Document or any right or remedy under any Loan Document, or (c) any purported oral agreements or understandings by and between any Released Party and Borrower or Parent in reference to any Loan Document (the “Released Claims”).  The Releasing Parties understand and acknowledge that they may hereafter discover facts in addition to or different from those which they know or believe to be true with respect to the Released Claims, but the Releasing Parties expressly acknowledge and agree that any such discovery shall not affect the validity or enforceability of their release herein, including their release of any unknown claims that constitute Released Claims.  The Releasing Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Amendment.

Section 12.                                    Execution and Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile or .pdf shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

Section 13.                                    Governing Law.  This Amendment shall be governed by, construed and interpreted in accordance with the laws of the State of New York, except to the extent that federal laws of the United States of America apply.

Section 14.                                    Headings.  Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

Section 15.                                    No Waiver.  Borrower hereby agrees that except as expressly set forth in this Amendment, no Default or Event of Default has been waived or remedied by the execution of this Amendment by Administrative Agent, the Swing Line Lender, any Issuing Lender or any Lender, and any such Default or Event or Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.  Nothing contained in this Amendment nor any past indulgence by Administrative Agent, the Swing Line Lender, any Issuing Lender or any Lender, nor any other action or inaction on behalf of Administrative Agent, the Swing Line Lender, any Issuing Lender or any Lender shall constitute or be deemed to constitute an election of remedies by Administrative Agent, the Swing Line Lender, any Issuing Lender or any Lender.

Section 16.                                    Loan Document.  This Amendment is a Loan Document.

Section 17.                                    Severability.  The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

Section 18.                                    NO ORAL AGREEMENTS.  THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS.  THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY PARENT, BORROWER, ADMINISTRATIVE AGENT, THE SWING LINE LENDER, ANY ISSUING LENDER AND/OR LENDERS (TOGETHER WITH THE FEE LETTERS) REPRESENT THE FINAL AGREEMENT REGARDING THE MATTERS HEREIN BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officer(s) as of the day and year first above written.

MIDSTATES PETROLEUM COMPANY LLC, a
Delaware limited liability company, as Borrower

By:	/s/ Nelson M. Haight
	Name:	Nelson M. Haight
	Title:	Executive Vice President and Chief Financial Officer

MIDSTATES PETROLEUM COMPANY, INC., a
Delaware corporation, as Parent

By:	/s/ Nelson M. Haight
	Name:	Nelson M. Haight
	Title:	Executive Vice President and Chief Financial Officer

[Revolver Amendment Signature Page]

SUNTRUST BANK, as Administrative Agent,
as Swing Line Lender and as an Issuing Lender

By:	/s/ Shannon Juhan
	Name:	Shannon Juhan
	Title:	Director

SUNTRUST BANK, as a Lender

By:	/s/ Shannon Juhan
	Name:	Shannon Juhan
	Title:	Director

[Revolver Amendment Signature Page]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Raza Jafferi
	Name:	Raza Jafferi
	Title:	Vice President

[Revolver Amendment Signature Page]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Tony Alexander
	Name:	Tony Alexander
	Title:	Vice President

[Revolver Amendment Signature Page]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Michelle Latzoni
	Name:	Michelle Latzoni
	Title:	Authorized Signatory

[Revolver Amendment Signature Page]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ George McKean
	Name:	George McKean
	Title:	Senior Vice President

[Revolver Amendment Signature Page]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Dmitriy Barskiy
	Name:	Dmitriy Barskiy
	Title:	Authorized Signatory

[Revolver Amendment Signature Page]

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender

By:	/s/ Holly Neiweem
	Name:	Holly Neiweem
	Title:	Vice President

[Revolver Amendment Signature Page]

NATIXIS, NEW YORK BRANCH, as a Lender

By:	/s/ Leila Zomorrodian
	Name:	Leila Zomorrodian
	Title:	Vice President

By:	/s/ Stuart Murray
	Name:	Stuart Murray
	Title:	Managing Director

[Revolver Amendment Signature Page]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Leslie P. Vowell
	Name:	Leslie P. Vowell
	Title:	Attorney-in-Fact

[Revolver Amendment Signature Page]

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ David M. Bornstein
	Name:	David M. Bornstein
	Title:	Director

[Revolver Amendment Signature Page]

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Alan Dawson
	Name:	Alan Dawson
	Title:	Director

[Revolver Amendment Signature Page]